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                                  EXHIBIT 5.1


                                  June 2, 2003


Winn-Dixie Stores, Inc.
5050 Edgewood Court
Jacksonville, Florida 32254-3699


         Re:      Winn-Dixie Stores, Inc. -- Form S-8 Registration Statement

Ladies and Gentlemen:

         Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), intends to file a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission. The Registration Statement relates to an aggregate of 3,000,000 shares (the "Shares") of the Company's common stock, $1.00 par value per share issuable under, and an indefinite amount of interests in, The Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan (the "Plan").

         We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, electronic or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of this opinion, we have assumed that the Shares that may be issued pursuant to the Plan will be previously issued and outstanding Shares acquired by the Plan in the open market. The opinions expressed herein are limited in all respects to the laws (other than securities laws) of the State of Florida and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


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         Based upon the foregoing and subject to the limitations,
qualifications and assumptions set forth herein, we are of the opinion that:

         a.       The Shares are duly authorized; and

         b. When the Shares are issued pursuant to the Plan, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein.


                                    Very truly yours,

                                    Kirschner & Legler, P.A.


                                    By: /s/ Kenneth M. Kirschner
                                       ----------------------------------------
                                       Kenneth M. Kirschner